Exhibit 99.2

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650.653.4441 Office
todd@blueshirtgroup.com	650.464.8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com

Oracle to Acquire RightNow

BOZEMAN, Mont. (October 24, 2011) — RightNow® (NASDAQ: RNOW), the leading provider of cloud-based customer service, today announced that it has entered into an agreement to be acquired by Oracle Corporation, for $43.00 per share or approximately $1.5 billion net of RightNow’s cash and debt. RightNow’s Customer Service Cloud helps organizations deliver exceptional customer experiences across call centers, the web and social networks. Together, Oracle and RightNow can enable a superior customer experience at every contact and across every channel.

The Board of Directors of RightNow Technologies has unanimously approved the transaction. The transaction is expected to close by late 2011 or early 2012, subject to RightNow stockholder approval, certain regulatory approvals and customary closing conditions.

“Oracle is moving aggressively to offer customers a full range of Cloud Solutions including sales force automation, human resources, talent management, social networking, databases and Java as part of the Oracle Public Cloud,” said Thomas Kurian, Executive Vice President, Oracle Development. “RightNow’s leading customer service cloud is a very important addition to Oracle’s Public Cloud.”

“RightNow’s products add leading customer experience capabilities that help empower companies to interact with and provide a consistent experience to customers across channels,” said Greg Gianforte, CEO and founder, RightNow. “We look forward to combining our complementary capabilities along with maintaining and expanding our presence in Bozeman, Montana in order to better service our customers.”

Please visit www.rightnow.com/oracle for more information about the planned combination.

About RightNow Technologies

RightNow is helping rid the world of bad experiences one consumer interaction at a time, eight million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than ten billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions to the consummation of the proposed

Merger; the impact of the announcement or the closing of the Merger on RightNow’s relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate RightNow’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in RightNow’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2011, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this press release speak only as of the date hereof. RightNow assumes no obligation to update any forward-looking statement contained in this press release.

Additional Information about the Merger and Where to Find It

RightNow plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed Merger. The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by RightNow through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, MT, 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

RightNow and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RightNow in connection with the proposed Merger. Information regarding the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these executive officers and directors is also included in RightNow’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011, and is supplemented by other public filings made, and to be made, with the SEC by RightNow. The proxy statement for the 2011 Annual Meeting of Stockholders and other public filings are available free of charge through the SEC’s website at www.sec.gov and from RightNow by contacting Investor Relations by telephone at (406) 522-4200 or upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, MT, 59718, or by going to RightNow’s Investor Relations page on its corporate web site at www.rightnow.com.

FRNOW